UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2011

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 4, 2011, Epiq Systems Holding Company, a Delaware corporation (“Buyer”), and a wholly owned subsidiary of Epiq Systems, Inc., a Missouri corporation (“Epiq Systems”) acquired all of the issued and outstanding shares of capital stock of Encore Intermediate Holdco, Inc., a Delaware corporation (“Encore”), pursuant to a Stock Purchase Agreement, dated April 4, 2011, by and among ELS Holdings, LLC, a Delaware limited liability company (“Stockholder”), Encore, Buyer, and Epiq Systems (for the limited purposes as set forth therein) (the “Purchase Agreement”).  The transaction was funded from Epiq Systems’ credit facility.

Under the terms of the Purchase Agreement, Epiq Systems acquired Encore for a total cash payment of $100 million, $10 million of which will be placed in escrow as security for potential indemnification claims.  The Purchase Agreement contains certain indemnification provisions, including, without limitation, indemnification from (i) any breach of a representation or warranty made by Stockholder or Encore; (ii) any breach of a covenant made by Stockholder or Encore occurring prior to the closing; (iii) any breach of the post-closing covenant not to solicit certain of Encore’s employees and customers; (iv) any costs or other liability in connection with the payment and termination of a long-term incentive plan of Encore; (v) Stockholder’s failure to fulfill its obligations under a certain key executive bonus agreement; and (vi) any liability in connection with any claim for indemnification against Encore or any of its affiliates made by the investment banking firm retained in connection with the transaction.  The Purchase Agreement also contains certain customary representations and warranties and imposes certain customary covenants on the parties to the acquisition regarding post-closing cooperation, confidentiality, tax matters, and non-solicitation of employees and customers.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On April 4, 2011, Epiq Systems issued a press release regarding the completion of its acquisition of Encore. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

d)	Exhibits.

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit 2.1	Stock Purchase Agreement, dated April 4, 2011, by and among Epiq Systems, Inc., Epiq Systems Holding Company, ELS Holdings LLC, and Encore Intermediate Holdco, Inc.

Exhibit 99.1	Press release dated April 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: April 4, 2011

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated April 4, 2011, by and among Epiq Systems, Epiq Systems Holding Company, ELS Holdings LLC, and Encore Intermediate Holdco, Inc.

99.1	Press Release dated April 4, 2011.